UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State of incorporation or organization)	(I.R.S. employer identification no.)

461 South Milpitas Blvd.
Milpitas, California 95035
(Address and zip code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-135809

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

        The description of the registrant's Common Stock, $0.0001 par value per share, set forth under the caption "Description of Capital Stock—Common Stock" in the registrant's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-135809) is incorporated herein by reference.

Item 2. Exhibits.

99.1
Amended and Restated Certificate of Incorporation of Globalstar, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).

99.2
Amended and Restated Bylaws of Globalstar, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBALSTAR, INC.
By:	/s/ FUAD AHMAD
Name: Fuad Ahmad
Title: Vice President and Chief Financial Officer

Date: October 30, 2006